SCHEDULE 14A INFORMATION

           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                      EXCHANGE ACT OF 1934 (AMENDMENT NO.)

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[ ]   Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14-2.

                                EMCOR Group, Inc.
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                (Name of Registrant as Specified In Its Charter)

       (Name of Person(s) Filing Proxy Statement, if other than Registrant

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On June 7, 2005,  EMCOR Group,  Inc.  filed a Form 8-K with the  Securities  and
Exchange Commission to report the following information:
     In its proxy statement dated April 27, 2005 ("Proxy Statement"), EMCOR Group, Inc. ("EMCOR") submitted to its stockholders a proposal to approve the adoption by its Board of Directors of a 2005 Management Stock Incentive Plan (the "Plan") that would authorize 600,000 shares of EMCOR common stock to be available for issuance as awards under the plan. The Plan would be administered by the Compensation and Personnel Committee of EMCOR's Board of Directors, which has discretion to specify the amount, terms and conditions of awards.
     If stockholders approve adoption of the Plan as contained in the Proxy Statement, the Compensation and Personnel has determined to administer the Plan so that not more than 450,000 shares are awarded under the Plan.
     In Note I to its Consolidated Financial Statements contained in its Form 10-K for the year ended December 31, 2004, EMCOR provided certain information concerning weighted average exercise prices and weighted average remaining lives of options outstanding at December 31, 2004. As of April 20, 2005 the weighted average remaining life of all options outstanding under stockholder approved plans was 6.70 years, and the weighted average exercise price and weighted average remaining life of all options outstanding under plans not approved by stockholders were $35.43 and 6.42 years, respectively.